AGREEMENT

     THIS AGREEMENT is entered this 10th day of June 1999, by and between NEW VIEW TECHNOLOGIES, INC., a California Corporation ("Seller"), and U.S. CASH EXCHANGE, INC., a California corporation ("Buyer").

                                    Recitals:

      WHEREAS, Seller has entered thirty-nine (39) equipment lease agreements (the "Equipment Leases") with Ladco Leasing Company ("Ladco") covering five hundred and twenty(520) merchant locations which include pieces of debit equipment as described in the inventory attached hereto as Exhibit "A" (the "Equipment") of which four hundred and twenty (420) pieces of the Equipment have been installed at retail locations in several states under the terms and provisions of individual agreements (the "Merchant Agreements") with the owners of the businesses in which the Equipment has been installed; and

      WHEREAS, Seller has entered written agreements (the "Agent Agreements") with those individuals identified in Exhibit "B" attached hereto for the purpose of establishing an agent network to market placement of the Equipment; and

      WHEREAS, the applicable lease numbers and numbers of equipment associated with each Equipment Lease are shown in the list attached hereto as Exhibit "C"; and

      WHEREAS, the names and addresses of the merchants that are parties to the Merchant Agreements with Seller are shown on the list attached hereto as Exhibit "D"; and

      WHEREAS, Seller owns the items of office furniture and equipment (the "Office FF&E") shown on the list attached hereto as Exhibit "E"; and

    WHEREAS, Seller has incurred certain debts and obligations (the "Accounts Payable") in connection with the operation of its offices located in Modesto, California, as shown in the list attached hereto as Exhibit "F" in the combined sum of SEVENTY TWO THOUSAND FIVE HUNDRED THIRTY-THREE AND 23/100 DOLLARS ($72,533.23).

      WHEREAS, Seller desires to assign to Buyer its entire right, title and interest in, and delegate to Buyer its obligations of performance under, the Equipment Leases, the Agent Agreements, and the Merchant Agreements under all of the terms and provisions set forth in this Agreement; and

      WHEREAS, Seller desires to convey to Buyer, and Buyer desires to acquire from Seller, the Office FF&E under all of the terms and provisions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration exchanged between the parties, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                     Terms:

      1. Effective Date of Assignment. The date upon which this Agreement shall take full force and effect shall be April 23, 1999 (the "Effective Date").

      2. Reimbursement Credit for Ladco Payment. Buyer shall reimburse Seller for the lease payments made by Seller for the month of May, 1999, under the Equipment Leases in the amount of TWENTY THOUSAND ONE HUNDRED SEVENTY SIX AND 70/100 ($20,176.70) less that portion of residual check for period April 23-April 30, 1999 (which amount will be earned by the Buyer). Amount due to Buyer for the aforementioned seven-day period is equal to $4,719; thus Buyer acknowledges that it owes to seller the difference or $15,457.63 for lease payments advanced by the Seller on behalf of Buyer for May, 1999. This amount ($15,457.63) will be deducted from May's residual check to be received by Seller week of June 14, 1999. The balance, after deduction of $15,457.63 due Seller will be remitted immediately to Buyer. Note: as this agreement will not be consummated and "signed off" by LADCO Leasing prior to June 11th, Buyer hereby agrees to additionally reimburse Seller in cash an additional $17,892 immediately upon closing of this agreement (THIS AMOUNT REPRESENTS LADCO AUTOMATIC LEASE DEBIT PAYMENTS THAT HAVE ALREADY BEEN CHARGED AGAINST SELLER'S BANK ACCOUNT FOR JUNE 5TH AND JUNE 10TH PAYMENT DATES.) SELLER WILL NOT OFFSET JUNE LEASE PAYMENTS MADE ON BEHALF OF BUYER AGAINST JUNE RESIDUALS. THIS AMOUNT MUST BE RECEIVED BY SELLER UPON CLOSE-no exceptions.

      3. Collection and Distribution of Merchant Agreement Payments. Buyer shall collect all sums which hereafter comes due under the terms of the Merchant Agreements, only after the transaction has been finalized. Until such time as the merchants are notified of this assignment of Seller's interest, the parties expect the payments are likely to name Seller as payee. All payments under the Merchant Agreements naming Seller as payee shall as before continue to be remitted to the Seller's address. Seller shall retain all such payments attributable to amounts coming due prior to April 23, 1999 and through the date of the close of the agreement. So long as Buyer has made provisions with LADCO Leasing to have his bank account charged for the monthly lease/interest debits/payments, and Seller has received proper reimbursement in full for all lease payments advanced on behalf of Buyer, then and only then will BUYER be entitled to direct receipt of the monthly residual check at his business address.

      4.  Collection and  Distribution  of the Final Payment under the Equipment
Lease. Seller will be entitled to receive $15,000 of any final account receivable amount outstanding from Ladco. It is estimated that approximately TWENTY THOUSAND AND NO/100 DOLLARS ($20,000) is owed to Seller at the time of this agreement.. Seller shall collect the final payment due from Ladco under the Equipment Lease and shall remit the remaining balance (after deduction of $15,000) to Buyer immediately upon receipt of such funds.

      5. Assignment of Rights and Delegation of Duties under the Equipment Leases, the Merchant Agreements and the Agent Agreements. Seller hereby assigns to Buyer its entire right, title and interest in the Equipment Leases, the Agent Agreements and the Merchant Agreements. By this assignment, Seller delegates to Buyer all of Seller's duties and obligations and obligations of performance under the Equipment Leases, the Agent Agreements and the Merchant Agreements.

      6. Acceptance of Assignment and Delegation. Buyer hereby accepts the assignment described in paragraph 5, above, and agrees to assume and perform all duties and obligations that Seller has under the Equipment Leases, the Agent Agreements and the Merchant Agreements as if Buyer had been an original party to each of those contracts. Buyer further agrees to defend, indemnify and hold Seller harmless from any liability for performance or non-performance of the Equipment Leases, the Agent Agreements and the Merchant Agreements.

      7. Conveyance of Office FF&E. Seller hereby conveys to Buyer its entire right, title and interest in the Office FF&E. Seller makes no representation or warranty respecting the physical condition of the Office FF&E.

      8. Seller Retains Right to Patent and/or Copyright. Seller developed certain software needed to integrate the intelligent technology of some of the Equipment with the intelligent technologies of the transaction hardware used by certain merchants. This software is being applied in the Equipment located at approximately one-half (1/2) of the locations currently operating under Merchant Agreements. Seller contends this software may be patentable and/or copyrightable and further contends Seller's development of this software gives Seller certain patent and/or copyright rights. Nothing in this Agreement is intended to assign Seller's right to patent and/or copyright this certain software application it has developed. However, whether or not Seller, or its successors in interest, patent and/or copyright the software application it developed for the Equipment, this assignment is intended to, and shall have the effect of, granting to Buyer, and its successor's in interest, an conditional and permanent right to use that software. The right to use, granted herein by Seller to Buyer is fully paid up.

      9. Assumption of Accounts Payable. Buyer agrees to pay the Accounts Payable, and further agrees to defend, indemnify and hold Seller harmless from any liability in connection with non-payment of the Accounts Payable. Notwithstanding the foregoing, Buyer shall not be obligated to pay or indemnify Seller against any portion of the obligation to the company known as TASQ located in Sacramento, California, which obligation is approximately TWENTY-TWO THOUSAND AND NO/100 DOLLARS ($22,000.00) (the "TASQ Debt").

      10. Seller's Representations and Warranties. Seller hereby represents and warrants to Buyer as follows:

            (a) Seller is a corporation duly organized and validly existing under the laws of the state of California , is qualified to do business in the state of California, and has the authority to own and convey the property interests conveyed under the terms and provisions of this Agreement. This Agreement has been duly authorized by Seller and is not, and at the time of the Effective Date will not, violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the property interests conveyed in this Agreement are subject.

            (b) The Equipment Leases the Merchant Agreements and the Agent Agreements are in full force and effect, and there are no other agreements, written or oral, between Seller and the other parties to the Equipment Leases the Merchant Agreements and/or the Agent Agreements respecting the subject of those contracts. True and correct copies (and originals if available) of the Equipment Leases the Merchant Agreements and the Agent Agreements will be delivered to Buyer at execution of this Agreement.

            (c) There are no commissions, finder's fees or other compensation owing or which may become due to any broker or to any other person or entity with respect to this Agreement or the transaction memorialized by this Agreement.

            (d) There is no litigation pending, or to Seller's knowledge, threatened, against Seller or any basis therefore which arises out of the Equipment Leases, the Merchant Agreements, the Agent Agreements, the Office Equipment Leases or the ownership of the Office FF&E. Seller discloses, and Buyer acknowledges that Ad Club is expecting payments (the "Ad Club Debt") by the fifteenth of May in the amount of $1,737.30 to be delivered to AdClub attorneys DAVIS, ECHOLS & BOYD and it is hereby acknowledged the Ad Club payment shall be the Buyer's responsibility. Seller also discloses and Buyer acknowledges the TASQ Debt as to which Seller and TASQ have reached an agreement for payment on terms following demand and threat of litigation by TASQ. Buyer shall not be obligated to pay any portion of the TASQ Debt.

            (e) Seller has good and marketable title to the Office FF&E free of security interests and encumbrances.

            (f) There are no debts or obligations related to the operation of Seller's offices located in Modesto, California, other than the Accounts Payable, the obligations contained in the Equipment Leases, the Agent Agreements, the Merchant Agreements, the Ad Club Debt and the TASQ Debt. Seller agrees to defend, indemnify and hold Buyer, Buyer's property, the Merchant Agreements, the Equipment Leases and the Office FF&E harmless from any and all liability relating in any way to the debts and obligations of Seller, including but not limited to the TASQ Debt, other than the debts and obligations arising under the Accounts Payable, the Equipment Leases, the Agent Agreements, the Merchant Agreements, and the Ad Club Debt

      11. Buyer's Representations and Warranties. Buyer hereby represents and warrants to Seller as follows:

            (a) Buyer is a corporation duly organized and existing under the laws of the state of California and is in good standing under the laws of the state of California; this Agreement will be duly authorized, executed and delivered by Buyer, and does not, and at the time of the Effective Date will not, violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject.

            (b) There is no litigation pending or, to Buyer's knowledge, threatened, against Buyer or any basis therefore before any court or administrative agency, which might result in any material adverse change in the business or financial condition of the Buyer.

            (c) There are no commissions, finder's fees or other compensation owing or which may become due to any broker or to any other person or entity with respect to this Agreement or the transaction memorialized by this Agreement.

            (d) To Buyer's knowledge, there are no additional outstanding debts of Seller, other than the Accounts Payable, which were established or incurred by Buyer, or its authorized agents.

            (e) Although the Seller's former employees have already acknowledged in writing to the Seller they are now Buyer's employees; Buyer agrees to indemnify and hold Seller and Seller's property harmless from any claim that may arise in connection with activities, conduct or other circumstances occurring in said employees employment at the Modesto, California offices prior to the date of this agreement and after the Effective Date of the agreement

            (f) The Buyer agrees to open all of its own accounts with all vendors and, furthermore, agrees not to use any vendor accounts in the name of Seller or any affiliated company of Seller or its parent corporation, Sims Communications, Inc.

            (g) The Buyer agrees that the leased premises located at 3001 Coffee Road, Modesto, California, will remain the entire responsibility of the Buyer including the April and May rent plus all utility costs in arrears at present and, furthermore, Buyer agrees to indemnify and hold Seller's property harmless from any and all liability relating in any way to the obligations arising under the lease of said premises, whether past or future obligations of performance.

      12. Confidentiality. Each of the parties shall hold as confidential all information concerning this Agreement; and neither party shall release any such information to third parties (other than to that party's lawyer, accountant, auditor, or law enforcement representatives) without the other party's prior written consent, except pursuant to a court order requiring such release or as otherwise may be required by law. The Buyer understands that the Seller is obligated to disclose material information concerning its core business and if Seller deems it necessary will issue a press release. However, the release will be limited to only general information concerning this transaction and the Seller will obtain prior written approval from the Buyer before releasing any such information, which approval by the Buyer shall not be unreasonably withheld.

      13.   Miscellaneous Provisions.

            (a) This Agreement  contains the entire Agreement and  understanding
between  the  parties   hereto,   and  supersedes   all  prior   agreements  and
understandings.

            (b)  The  section   headings   throughout  this  Agreement  are  for
convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

            (c) This  Agreement  and any  provision  hereof,  may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

            (d) The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

            (e) This Agreement and its application shall be governed by the laws of the State of California. The parties hereto agree to venue and jurisdiction in the federal and state courts located in Orange County, California. The prevailing party in any action or proceeding shall be entitled to recover its reasonable attorneys' fees and costs from the other party. If either party deems that the other party has defaulted in any obligation(s) as stated and agreed upon in this Agreement, then that party shall give the other party written notice of the alleged default. Thereafter the party allegedly in default shall have ten (10) business days to cure said default before the other party deems that party in default and takes legal action to enforce this Agreement.

            (f) This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

            (g) If any of the provisions of this Agreement shall be held invalid, the remainder of this Agreement shall not be affected thereby.

      IN WITNESS WHEREOF, this Agreement was entered on the first date above written in Orange County, California.

                                          SELLER:

                                          NEW VIEW TECHNOLOGIES, INC.
                                          a California corporation


                                          By: __________________________
                                              Mark Bennett, President

                                          BUYER:

                                          U.S. CASH EXCHANGE, INC.,
                                          a California corporation


                                          By: __________________________
                                              Jeffrey D. McKay, President

                                    EXHIBITS

EXHIBIT "A"       THE EQUIPMENT LIST

EXHIBIT "B"       AGENT LIST

EXHIBIT "C"       LEASE NUMBERS

EXHIBIT "D"       MERCHANT LIST

EXHIBIT "E"       OFFICE FF&E LIST

EXHIBIT "F"       ACCOUNTS PAYABLE LIST

EXHIBIT "G"       ACCOUNTS RECEIVABLE LIST

EXHIBIT "H"      AGREEMENT DATED JUNE 10, 1999 BETWEEN SIMS COMMUNICATIONS, INC.
                 (ITS SUBSIDIARIES, DIVISIONS AND AFFILIATES) AND JEFF MCKAY

                                   EXHIBIT "A"



UNITS                   DESCRIPTION

100                     NURIT TERMINALS

381                     PROTEGE TERMINALS

381                     P-250 PRINTERS